Exhibit 10.2

AMENDMENT NUMBER TWELVE
TO
TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of January 1, 2002.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”); and

WHEREAS, numerous qualification requirements imposed on to the Plan under the Internal Revenue Code were amended by the Economic Growth and Tax Relief Reconciliation Act of 2001; and

WHEREAS, the Internal Revenue Service issued sample “good faith” plan language in Notice 2001-57 and announced in Notice 2001-42 that plans which had adopted “good faith” EGTRRA language by the end of the plan’s 2002 plan year are protected with respect to EGTRRA language requirements until the end of the plan’s 2005 plan year; and

WHEREAS, the Company has determined that the “good faith” EGTRRA language previously incorporated into the Plan in Amendment Number One to the Plan (as restated effective December 31, 2001) does not address all EGTRRA requirements which affect the Plan and wishes to expand such language in order to protect the Plan’s qualified status; and

WHEREAS, the Bank has also submitted proposed corrected EGTRRA “good faith” language to the Internal Revenue Service under the plan document correction provisions of Revenue Procedure 2003-44 along with a request for a Compliance Statement and has received such a Compliance Statement dated April 26, 2004; and

WHEREAS, under the terms of the Compliance Statement, the approved language must be adopted no later than 150 days after April 26, 2004; and

WHEREAS, the Company has determined that it is appropriate for this purposes to amend and restate Amendment Number One to the Plan as Amendment Number Twelve to the Plan, but effective retroactively as of the EGTRRA effective date.

NOW THEREFORE, IT IS HEREBY AGREED THAT the Plan is amended effective as of January 1, 2002, as follows:

PREAMBLE

1.               Adoption and Effective Date of Amendment.  This amendment to the Amended and Restated Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”) is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This amendment is intended as a good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2.               Supersession of Inconsistent Provisions.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION 1.0  LIMITATIONS ON CONTRIBUTIONS

1.1         Effective Date.  This section shall be effective for limitation years beginning after December 31, 2001.

1.2         Maximum Annual Addition.  Except to the extent permitted under Section 7.0 of this Amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s accounts under the Plan for any limitation year shall not exceed the lesser of:

(a)          $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(b)         100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 2.0  INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION 3.0  MODIFICATION OF TOP-HEAVY RULES

3.1         Effective Date.  This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.  This section amends Section 11.2, and related sections, of the Plan.

3.2         Determination of Top-Heavy Status.

3.2.1                        Key Employee.  Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.   For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

3.2.2                        Determination of Present Values and Amounts.  This section 3.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

3.2.3.                     Distributions during Year Ending on the Determination Date.  The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

3.2.4                        Employees not Performing Services during Year Ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

3.3         Minimum Benefits.

3.3.1.                     Matching Contributions.  Employer Optional Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer Optional Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

SECTION 4.0  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

4.1         Effective Date.  This section shall apply to distributions made after December 31, 2001.

4.2         Modification of Definition of Eligible Retirement Plan.  For purposes of the direct rollover provisions in Section 9.13 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

4.3         Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.  For purposes of the direct rollover provisions in Section 9.13 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

4.4         Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 9.13 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 5.0  ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

5.1         Applicability and Effective Date.  This section shall apply effective for Plan Years commencing after December 31, 2001.

5.2         Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions.  For purposes of Section 8.6(b) of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

SECTION 6.0  ELECTIVE DEFERRALS – CONTRIBUTION LIMITATION

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 7.0 of this Amendment and section 414(v) of the Code, if applicable.

SECTION 7.0  CATCH-UP CONTRIBUTIONS

All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

SECTION 8.0  SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution.  A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in the provisions of the plan relating to suspension of elective deferrals that were in effect prior to this amendment.

SECTION 9.0  DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

9.1         Effective Date. This section shall apply for distributions and severances from employment occurring after December 31, 2001.

9.2         New Distributable Event.  A Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SECTION 10.0                    REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Sections 5.5(a)(2) and 5.7(a)(2) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SECTION 11.0                    S CORPORATION NONALLOCATON PROVISIONS

11.1   No Prohibited Allocations.  Effective for Plan Years beginning after December 31, 2001 in which the Company is an S Corporation, no “EGTRRA Prohibited Allocation” may be made directly or indirectly in an “EGTRRA Nonallocation Year” to an EGTRRA Disqualified Person (as defined in paragraph (e)) under this Plan or any other plan maintained by the Employer and meeting the requirements of Code Section 401(a).

11.2   EGTRRA Nonallocation Year.           For purposes of this Section, “EGTRRA Nonallocation Year” means any Plan Year if, at any time during such Plan Year, the Company is an S Corporation and EGTRRA Disqualified Persons own at least 50% of the number of shares of stock in the S Corporation.  The attribution and ordering rules of Code Section 409(p)(3) shall apply for purposes of determining share ownership under this Subsection.

11.3   EGTRRA Prohibited Allocation.                       For purposes of this Section, an “EGTRRA Prohibited Allocation” occurs when any portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock accrues (or is allocated directly or indirectly under any other qualified plan of the Employer) during an EGTRRA Nonallocation Year for the benefit of an EGTRRA Disqualified Person.

11.4   First Nonallocation Year.            “First Nonallocation Year” shall mean, for purposes of this Section, an EGTRRA Nonallocation Year that is described in Code Sections 4979A(a)(3) and (e)(2)(C).  A First Nonallocation Year may occur regardless of whether there is an EGTRRA Prohibited Allocation during such Plan Year.

11.5   EGTRRA Disqualified Person.         “EGTRRA Disqualified Person” means, effective for Plan Years beginning after December 31, 2004, and solely for purposes of this Section in years, if any, when the Company is an S Corporation, a person described in Code Section 409(p)(4).

IN WITNESS WHEREOF, this Amendment Number Twelve to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 11th day of May, 2004 to be effective as of the dates provided above.

Texas Regional Bancshares, Inc.

By:	/s/ G. E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ G. E. Roney
Glen E. Roney, Trustee

/a/ Morris Atlas
Morris Atlas, Trustee

/s/ Frank N. Boggus
Frank N. Boggus, Trustee